UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of the text of the June 2007 employee newsletter prepared by Black Hills Corporation, which was posted by Aquila, Inc. on its internal website on July 5, 2007.

PROJECT EAGLE

JUNE 2007 EDITION

Milestones:

• Aquila execs visit Black Hills

• Transition team expanded

• Culture integration survey conducted

• Regulatory proceedings scheduled

Transition Team Reports Progress on All Fronts

“I’m impressed by the people I’ve met in Aquila–their capabilities, their attention to detail, their commitment, and most of all their positive approach to the transaction,” said Randy Winkelman, Director of Customer Service for Black Hills’ retail businesses. “They continue to demonstrate an open, friendly style on each visit.”

Randy’s views are echoed by other integration team members, who express appreciation for the engagement and commitment of Aquila employees. Pat Ebner, Human Resources Director, put it this way: “The Aquila human resources staff have shown a lot of pride in their work. They have been very generous with their time in sharing information with us, which has been very helpful as we work to understand their systems, processes, and benefits package.”

Team Members Develop Work Plans

“All aspects of the transition are going well,” said Rich Kinzley, Director of Corporate Development. “Our teams, with the able assistance of Aquila personnel, are developing detailed transition work plans. We continue to expand our subteams and involve more BHC personnel in the integration and transition planning. As we learn more about Aquila’s people, systems and processes, we are impressed. We are focused on blending the best of Black Hills and Aquila to form an even stronger, customer focused organization.”

Regulatory Work Advances

“From a regulatory perspective, everything is proceeding nicely,” said Kyle White, VP Corporate Affairs. “We filed joint applications in four states in early April, and we anticipate completing the regulatory processes on time for an expected first quarter 2008 closing. We have hearings in

Iowa yet this month, in Nebraska and Colorado in September, and are in the process of establishing a proposed procedural schedule for Kansas. We appreciate our effective partnership with Aquila.”

Power Generation Looks at Colorado

“Our group has been working on the integration of Colorado Electric related to power plant maintenance and operations, energy resource planning, coal supply agreements and energy marketing,” said Mo Klefeker, Senior VP of Strategic Planning. “Black Hills Generation did a tour of the existing generation gas peaking units in Pueblo and Rocky Ford and the coal-fired generating facility in Canon City on May 31. The integration activities to date have provided a good opportunity for some of the Black Hills employees to get familiar with the Aquila employees and their operations, maintenance and system planning.” Mo and Mike Fredrich have enlisted subteam members Mark Lux, Joel Stahn, David Rhodes, Larry Williamson, Eric Eatherton, and Tony Speechley.

Human Resources Prepares for Day One

“We all recognize the importance of culture integration and are participating in culture assessments,” said Jim Mattern, Senior Vice President – Corporate Administration and Compliance. “Using an outside consultant, we’re surveying employees to identify cultural similarities as well as possible cultural gaps that exist between Black Hills and Aquila. At Black Hills, 180 employees were randomly selected to complete the survey. From survey results and feedback from several focus groups, action plans will be developed to address cultural differences, keeping in mind that we wish to take the best of the two companies and build a better and greater company that will continue to meet the needs of customers and shareholders as well as provide opportunities for employees.”

Shelley Glines-Schmierer, Human Resources Manager, added, “Black Hills Corporation is currently reviewing the benefit programs. We have had meetings with a number of the Aquila human resources staff members and benefits administration vendors. Upon completion of the benefit program review, a communication plan will be developed with Aquila to announce the benefit program to all employees.”

Customer Service Subteams Formed

“The customer service team has focused on understanding the Aquila Central Services organization and businesses process,” said Randy Winkelman, Director of Retail Customer Service. “We have met employees in Raytown, Lincoln and Omaha, and are in the process of developing high-level plans to enable us to continue to provide the same services at the same level to both Aquila and Black Hills customers and employees served by Central Services on Day One after the transaction is final.”

Customer service has formed subteams that mirror Aquila’s Central Services organization. Kay Baker from Black Hills Power is teamed with Robin Souder from Aquila to work on the call center subteam; Kristy Schmitz from Black Hills is teamed with Jim Birnbaum of Aquila on customer account services; Aaron Eisenbraun of Black Hills is teamed with Paul Myers of Aquila on revenue assurance and with Judy Miller of Aquila on customer solutions; Don Lewis of Black Hills is teamed with Judy Miller on IT and telephony support; Jane Montoya of Cheyenne Light is teamed with Brett Williams of Aquila on the field resource center subteam; and Randy Winkelman and Don Lewis of Black Hills, Jim Alberts of Aquila, and Steve Robbins of Bridge Strategy, a consulting firm assisting with integration planning, have the overall Customer Service Charter responsibility.

Information Services Team Expanded

Don Lewis and his team are making progress in integrating the Information Services functions. Kreg Warrick is working on data center location and print/insert operations; Chad Knapp with financial systems; Sue Cole with human resources on EZHire and Success Factors; Brian Bach with IT contracts including communications, hardware, and applications; Gerald Raymond with hardware and operating systems; Caleb Olson with communications, Audrea Jackson with Microsoft Project; and Kathy Jobgen with e-mail.

Sourcing Processes Reviewed

Brent Albrecht, BHC Purchasing Manager, said, “The sourcing team has observed how Aquila operates with respect to purchasing, materials management, contracts, and other sourcing related areas. We have also started to evaluate who, what and where items are purchased and how our processes are alike and different.”

He added, “The people from Aquila I’ve worked with have been phenomenal. They’re willing to help in any way they can, are sincere in what they’re doing and providing, and most of all are pleasant to be around. They are much like Black Hills employees–hardworking, honest, have a ‘can-do’ attitude, and are willing to get the job done.”

Message from Linn Evans

With so much attention on the Aquila acquisition, I’d like to let all employees know how much we appreciate your dedication and efforts in keeping all the departments of Black Hills Corporation functioning smoothly.

Whether you’re providing retail customers with quality gas or electric service; producing coal, gas, oil, or electricity to serve our wholesale customers; or providing vital support services to the rest of the Company, we could not devote attention and resources toward a successful combination without your solid support and jobs well done.

We’re pleased with the progress our joint teams are making, and will continue to keep you informed. Thank you for all you do.

Aquila Executives Visit Black Hills

A delegation of Aquila executives spent part of the week of June 4 in the Black Hills getting to know our Company better. Jim Alberts, VP Central Services; Scott Buchholz, VP Information Technology; Trent Cozad, VP Gas Supply Services; Steve Jurek, VP Regulatory Services; Chuck Loomis, Operating VP, Kansas and Colorado Gas Operations; Steve Pella, Operating VP, Nebraska Gas Operations; Tracy Peterson, Operating VP, Iowa Gas Operations; and Gary Stone, Operating VP, Colorado Electric Operations made the trip. In addition to the expected meetings with Black Hills employees and board members, they also toured our coal mine and power plants in Gillette, Wyoming. At a meeting with the rates team, Steve Jurek said, “Our culture and values are very similar, and our employees look forward to being part of the Black Hills team.”

Other Key Areas to be Featured in Next Issue

Transition team updates that will be featured in our next newsletter include the following:

• accounting systems and processes

• retail systems

• operations and engineering

• gas operations.

BACKGROUND:

In February 2007, Black Hills agreed to acquire Aquila’s utility properties in CO, IA, KS, and NE. We have agreed to pay $940 million for the deal, which is pending regulatory and other approvals. The transaction also involves Great Plains Energy, a Kansas City, MO company, which will merge with Aquila after our purchase of the utilities. The transition requires approval of Aquila and Great Plains shareholders. That vote is expected to take place later this summer.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This publication includes “forward-looking statements” as defined by the Securities and Exchange Commission. These statements concern our plans, expectations and objectives for future operations.

All statements, other than statements of historical facts, included in the presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. They are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business.

However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Please refer to cautionary language provided in our SEC Form 10-K and Form 10-Q filings and other public disclosures.

Project Eagle

The Corporate Affairs Department of Black Hills Corporation publishes Project Eagle monthly.

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Additional Information and Where to Find It

In connection with the merger of Aquila and a subsidiary of Great Plains Energy, on June 26, 2007, Great Plains Energy filed with the SEC an amended registration statement on Form S-4, containing a preliminary joint proxy statement/prospectus and other relevant materials. The definitive joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. SHAREHOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE TRANSACTION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by directing a request to: Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus (when they become available).